EXHIBIT 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

                    THIS SEPARATION AND GENERAL RELEASE AGREEMENT ("Agreement") is entered into as of the 4th day of December, 2009, by and among MACATAWA BANK CORPORATION (the "Corporation"), a Michigan corporation, MACATAWA BANK (the "Bank"), a Michigan chartered bank (together, the "Employer"), and PHILIP J. KONING (the "Executive").

          1.          RESIGNATION FROM BOARD OF DIRECTORS AND CONTINUING EMPLOYMENT. Executive hereby resigns from the Board of Directors of the Bank as of the effective date of this Agreement. Executive's employment with the Employer and all Affiliates (defined as entities under common control with the Corporation or the Bank) will end on May 20, 2010 ("Planned Separation Date"), or may be terminated before that date as provided in Section 3 or Section 4. The termination of Executive's employment will constitute a Separation from Service within the meaning of Internal Revenue Code Section 409A. During the remaining term of Executive's employment with Employer Executive will devote his best efforts to preserving the goodwill of the Bank, including meeting with significant depository and loan customers of the Bank to transition those relationships and carrying out such other duties as the Bank's Board of Directors may request. Provided, however, that for the final three months before the Planned Separation Date Executive will be on administrative leave with pay and need not perform any duties for the Employer except consultation by telephone at Executive's reasonable convenience with regard to transitional matters.

          2.          SALARY AND BENEFITS. Executive's current salary and fringe benefits will continue for the remainder of the term of Executive's employment hereunder. In addition:

          (a)          Employer will provide Executive with outplacement assistance through Right Management, beginning on the effective date of this Agreement for a period not to exceed six months. The cost to Employer for such outplacement assistance shall not exceed $15,200.

          (b)          Executive has been granted 20,000 shares of Restricted Stock under the 2006 Macatawa Bank Corporation Employee Stock Compensation Plan. Provided that Executive's employment is not terminated before the Planned Separation Date under Section 3(a), 3(c), or 4, all of such shares of Restricted Stock will vest, and no longer be subject to risk of forfeiture, as of the Planned Separation Date.

          3.          TERMINATION OF EMPLOYMENT. The Executive's employment may be terminated before the Planned Separation Date as provided in Section 4, or as follows.

          (a)          The Employer may terminate Executive's employment for Cause, defined as the Executive's personal dishonesty, willful employment-related misconduct, breach of a fiduciary duty to the Employer, intentional failure to perform duties required by this Agreement, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or material breach of any provision of this Agreement. If the Employer terminates the Executive's employment for Cause, all payments under Section 2 shall cease as of the date of termination except for salary earned through the date of termination.

          (b)          The Employer may terminate Executive's employment without Cause (as defined above), but if the Employer does so it will (i) continue to pay Executive's salary under Section 2 through the Planned Separation Date, and (ii) pay the COBRA continuation cost necessary to continue Executive's participation under the Employer's health program through the Planned Separation Date, provided that Executive timely elects and remains eligible for COBRA coverage. All other payments under Section 2 shall cease at the time of termination of Executive's employment, except that Section 2 (a) and (b) shall remain in effect.

          (c)          Executive may resign by written notice to the Employer. If Executive resigns, all payments under Section 2 shall cease as of the date of termination except for salary earned through the date of termination.

          4.          REGULATORY TERMINATION. Executive's employment and payments under this Agreement shall cease if the Bank is so directed by FDIC or other regulatory authorities.

          5.          WAIVER AND RELEASE OF CLAIMS. Executive waives and releases the Corporation, the Bank, all Affiliates, and all of their officers, directors, employees, agents, benefit plans and insurers from any and all claims which Executive may have arising out of any matter, act or omission up to the date on which Executive signs this Agreement, or arising out of the termination of Executive's employment as provided by this Agreement. The claims that Executive is waiving and releasing include, but are not limited to, any claims arising under any policy or agreement (except this Agreement), any claims under the Michigan Civil Rights Act, the Michigan Persons With Disabilities Civil Rights Act, the federal Civil Rights Act of 1964, the federal Age Discrimination in Employment Act, the federal Americans With Disabilities Act, or any other state or federal law, order, regulation or administrative ruling, and any claims for attorney fees or other compensation of any kind except as specifically provided in this Agreement. This waiver and release does not prohibit an administrative complaint to the extent that the right to file such a complaint may not be waived as a matter of law, but does waive and release any right to any award or recovery of damages or other payments or benefit of any kind relating to any such complaint.

                    The waivers and releases in this Section do not apply to: (i) Executive's right to COBRA continuation coverage at Executive's expense subject to COBRA rules; (ii) any vested account balance or vested benefits under the terms of the Employer's qualified retirement plans; (iii) Executive's right to stock options and restricted stock subject to the terms of the pertinent agreements and the terms of the Macatawa Bank Corporation 1998 Director Stock Plan, the Macatawa Bank Corporation 1998 Employee Stock Compensation Plan, and the 2006 Macatawa Bank Corporation Employee Stock Compensation Plan, and subject to Section 2(b) of this Agreement; (iv) any rights of indemnification to which Executive may otherwise be entitled under the Articles of Incorporation or Bylaws of the Corporation or the Bank.

          6.          CONFIDENTIALITY AND RETURN OF PROPERTY. Executive agrees never to use or disclose, without the written consent of the Corporation, any confidential, proprietary or trade secret information ("Confidential Information") of the Corporation, the Bank or any Affiliate. Confidential Information shall include, but not be limited to, any and all records, notes, memoranda, data, ideas, processes, methods, techniques, systems, formulas, patents, models, devices, programs, computer software, writings, research, personnel information, customer information, financial information, plans, or any other information of whatever nature concerning the Corporation, the Bank or any Affiliate which has not been published or disclosed to the general public, or which gives to the Bank, the Corporation or such Affiliate an opportunity to obtain an advantage over competitors who do not know of or use it. Upon termination of the Executive's employment, or earlier if requested by the Corporation, Executive will return all property of the Bank, the Corporation, and any Affiliate to the Corporation, and will also deliver to the Corporation all documents, electronic information or other information constituting or containing Confidential Information. Executive's obligation not to disclose Confidential Information shall not apply to a disclosure mandated by law or order of a court of competent jurisdiction, but Executive shall give the Corporation immediate notice of any such proposed disclosure, and an opportunity to seek an appropriate protective order.

          7.          INTELLECTUAL PROPERTY. Executive agrees that all business ideas and concepts and all inventions, improvements and developments made or conceived by the Executive, either solely or in collaboration with others, during the period of Executive's employment with the Employer, whether or not made or conceived during working hours, and relating to the business of the Employer or any aspect thereof, or to any business, product or service that the Employer is considering entering or developing, shall be and remain the exclusive property of the Employer, its successors and assigns. The Executive shall disclose promptly in writing to the Corporation all such inventions, improvements and developments, and will cooperate in confirming, protecting and obtaining legal protection of the Employer's ownership rights.

          8.          NONDISPARAGEMENT. Executive agrees not to initiate or join in disparaging comments about the Corporation, the Bank, any Affiliate, or any of their past or present directors, officers or management.

          9.          RESTRICTIVE COVENANTS. During the remaining term of Executive's employment under this Agreement and for a period of 12 months thereafter Executive covenants and agrees that he will not do any of the following without the written consent of the Bank's Chief Executive Officer:

          (a)          engage in the financial services industry, as a proprietor, employee, consultant or in any other capacity, within a 60 mile radius of any office or branch of the Corporation, the Bank or any Affiliate;

          (b)          furnish financial services to any person or entity located within a 60 mile radius of any office or branch of the Corporation, the Bank or any Affiliate;

          (c)          furnish financial services to any person or entity that is a customer of the Corporation, the Bank or any Affiliate as of the date of this Agreement;

          (d)          furnish services or advice to any person or entity about such person's or entity's dispute or relationship with the Corporation, the Bank or any Affiliate;

          (e)          solicit or suggest to any employee, customer, vendor or other person or entity having a business relationship with the Corporation, the Bank or any Affiliate that they should end or limit such relationship or deal with anyone else instead of the Corporation, the Bank or such Affiliate.

                    As used in this Section, the term "financial services" includes banking services or other services of the type offered by the Corporation, the Bank or any Affiliate. If Executive breaches any of the covenants in this Section, the duration of such covenant shall be extended to a date 12 months after the latest breach of such covenant.

          10.          LIMITATION OF BENEFITS. It is the intention of the parties that no payment be made or benefit provided to the Executive that would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations thereunder, thereby resulting in a loss of an income tax deduction by the Employer or the imposition of an excise tax on the Executive under Section 4999 of the Code. If the independent accountants serving as auditors for the Employer immediately prior to the date of a change of control, as defined in the Code, determine that some or all of the payments or benefits under this Agreement, when combined with any other payments or benefits provided to the Executive on a change of control by the Employer, would constitute nondeductible excess parachute payments by the Employer under Section 280G of the Code, then the payments or benefits under this Agreement will be reduced to one dollar less than the maximum amount which may be paid or provided without causing any such payments or benefits scheduled under this Agreement or otherwise provided on a change of control to be nondeductible. The determination made as to the reduction of benefits or payments required hereunder by the independent accountants shall be binding on the parties. The Executive shall have the right to designate within a reasonable period which payments or benefits scheduled under this Agreement will be reduced; provided, however, that if no direction is received from the Executive, the Employer shall implement the reductions under this Agreement in its discretion.

          11.          SEVERABILITY AND REMEDIES. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect. If a court of competent jurisdiction ever determines that any provision of this Agreement (including, but not limited to, all or any part of the Restrictive Covenants in Section 9) is unenforceable as written, the parties intend that the provision shall be deemed narrowed or revised in that jurisdiction (as to geographic scope, duration, or any other matter) to the extent necessary to allow enforcement of the provision. The revision shall thereafter govern in that jurisdiction, subject only to any allowable appeals of that court decision. Executive agrees that the Executive's breach of Section 6, 7, 8 or 9 of this Agreement would cause the Employer and its Affiliates irreparable harm, that the remedy at law for any such breach would be inadequate, and that the Employer will be entitled to injunctive relief, in addition to any other available remedy, for any breach of any of those Sections.

          12.          ENTIRE AGREEMENT. No agreements or representations, oral or otherwise, express or implied, with respect to Executive's employment with the Employer or any of the subjects covered by this Agreement have been made by either party that are not set forth expressly in this Agreement, and this Agreement supersedes any pre-existing employment agreements and any other agreements on the subjects covered by this Agreement.

          13.          GOVERNING LAW. The validity, interpretation, and construction of this Agreement are to be governed by Michigan laws, without regard to choice of law rules. The parties agree that any judicial action involving a dispute arising under this Agreement will be filed, heard and decided in either Kent County Circuit Court or the U.S. District Court for the Western District of Michigan. The parties agree that they will subject themselves to the personal jurisdiction and venue of either court, regardless of where Executive or the Employer may be located at the time any action may be commenced. The parties agree that Kent County is a mutually convenient forum and that each of the parties conducts business in Kent County.

          14.          AMENDMENT AND WAIVER. No provisions of this Agreement may be amended, modified, waived or discharged unless the waiver, modification, or discharge is authorized by the Corporation's Board of Directors or an authorized committee of the Board of Directors, and is agreed to in a writing signed by Executive and by the Chief Executive Officer of the Corporation. No waiver by either party at any time of any breach or non-performance of this Agreement by the other party shall be deemed a waiver of any prior or subsequent breach or non-performance.

          15.          COUNTERPARTS. This Agreement may be signed in original or by fax in counterparts, each of which shall be deemed an original, and together the counterparts shall constitute one complete document.

          16.          OPPORTUNITY FOR REVIEW AND CONSULTATION. Executive acknowledges having read this Agreement and understands all of its provisions. Executive knowingly and voluntarily agrees to all of the terms and provisions of this Agreement. Executive may take up to 21 days after receiving this Agreement to decide whether to sign this Agreement. If Executive signs this Agreement before expiration of this 21 day period, he does so voluntarily and intending to waive the balance of the 21 day period. The Corporation and the Bank advise Executive to consult with an attorney about this Agreement before signing it.

          17.          REVOCATION PERIOD. For a period of 7 calendar days after Executive signs this Agreement, Executive may revoke this Agreement by giving written notice to the Employer's Vice President of Human Resources within that 7 day period. This Agreement will not become effective or enforceable unless and until this revocation period has expired without Executive having revoked this Agreement.

The Corporation, the Bank and Executive have signed below to confirm their agreement on the above terms.

EXECUTIVE

ATTEST:	/s/ Philip J. Koning
Philip J. Koning

Date: December 4, 2009

MACATAWA BANK CORPORATION

ATTEST:	By:	/s/ Ronald L. Haan

	Its:	President and Chief Executive Officer

	Date:	December 4, 2009

MACATAWA BANK

ATTEST:	By:	/s/ Ronald L. Haan

	Its:	President and Chief Executive Officer

	Date:	December 4, 2009